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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                August 21, 2003

VITAL LIVING, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33211 (Commission File Number)	88-0485596 (IRS Employer Identification No.)
5080 North 40th Street, Suite #105, Phoenix, Arizona (Address of Principal Executive Offices)	85018 (Zip Code)

Registrant's telephone number, including area code    (602) 952-9909

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        This amendment to the Company's Report on Form 8-K is being filed to include the required financial statements and pro forma financial information related to the acquisition previously reported upon.

        Pursuant to the previously reported upon Shareholder Agreement, each of SkyePharma PLC and Fifth Avenue Capital, Inc. have the right to nominate one member to the Company's Board of Directors. As of the date hereof, neither party has officially designated their nominee.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements

    Audited consolidated financial statements of E-Nutriceuticals, Inc. for the years ended March 31, 2003 and 2002, together with the executed auditors' report of Pannell Kerr Forster of Texas, P.C.

    Unaudited consolidated financial statements of E-Nutriceuticals, Inc. as of June 30, 2003 and for the six months ended June 30, 2003 and 2002.

  (b)
  Pro Forma Financial Information

    Pro forma financial information of Vital Living, Inc. as of June 30, 2003 and for the six months ended June 30, 2003 and 2002 and the year ended December 31, 2002.

  (c)
  The following documents are filed herewith as exhibits:

  2.1*
  Merger Agreement, dated August 20, 2003, by and between Vital Living, Inc., VLEN Acquisition Corp., Inc. and E-Nutriceuticals, Inc.

  2.2*
  Escrow Agreement, dated August 20, 2003, between the Vital Living, Inc., E-Nutriceuticals, Inc. and Mercantile National Bank, as escrow agent

  2.3*
  Shareholder Agreement, dated August 20, 2003, by and between Brad Edson, Stuart Benson, Donald Hannah, Fifth Avenue Capital, Inc. and SkyePharma PLC

  4.1*
  Certificate of Designation, Rights and Preferences relative to the Series D Convertible Preferred Stock

  10.1*
  Subscription Agreement, dated August 20, 2003, by and between Vital Living, Inc. and SkyePharma PLC

  10.2*
  Registration Rights Agreement, dated August 20, 2003,, by and between Vital Living, Inc. and SkyePharma PLC

  10.3*
  Development and License Agreement, dated December 28, 2001, by and between E-Nutriceuticals, Inc. and SkyePharma PLC

  10.4*
  Amended Development and License Agreement, dated August 20, 2003, between E-Nutriceuticals, Inc. and SkyePharma PLC

  23.1
  Independent Auditors' Consent of Pannell Kerr Forster of Texas, P.C.

  99.1*
  Press Release announcing consummation of the Merger Agreement with E-Nutriceuticals, Inc.

* Previously filed.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2003	VITAL LIVING, INC.
	By:	/s/ STUART A. BENSON Stuart A. Benson President

3

Vital Living, Inc.
Unaudited Pro Forma Combined Financial Statements

Page
Unaudited Pro forma Combined Balance Sheet as of June 30, 2003.
Unaudited Pro forma Combined Statement of Operations for the Six Months ended June 30, 2003
Unaudited Pro forma Combined Statement of Operations for the Six Months ended June 30, 2002
Unaudited Pro forma Combined Statement of Operations for the Year ended December 31, 2002
Notes to the Unaudited Pro Forma Combined Financial Statements

Vital Living, Inc.
Unaudited Pro Forma Combined Balance Sheet
June 30, 2003

	Historical
	Vital Living	COF	E-Nutriceuticals	COF Pro Forma Adjustments		ENI Pro Forma Adjustments		Pro Forma Combined Financial Statements
Assets
Current assets
Cash and cash equivalents	$150,042	$30,281	$1,284	$—		$—		$181,607
Accounts receivable	58,181	21,699	2,048	—		—		81,928
Accounts receivable — other	—	121,242	—	—		—		121,242
Inventory	242,985	178,838	—	—		—		421,823
Prepaid expense and other assets	71,007	—	202,603	—		—		273,610

Total current assets	522,215	352,060	205,935	—		—		1,080,210

Noncurrent assets
Machinery and equipment, net	139,494	65,388	1,331	—		—		206,213
Note receivable — related party	463,176	65,342	—	(207,176	)(a)	—		321,342
Intangible assets, net	258,607	—	2,500,000	—		40,877,097(i	)	42,943,796
						1,495,000(i	)
						(2,500,000	)(j)
						313,092(k	)
Goodwill	4,955,199	—	—	3,721,871(b	)	—		8,677,070
Other assets	14,290	—	—	—		—		14,290

Total noncurrent assets	5,830,766	130,730	2,501,331	3,514,695		40,195,189		52,162,711

Total assets	$6,352,981	$482,790	$2,707,266	$3,514,695		$40,195,189		$53,242,921

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$232,757	$104,357	$—	$—		$—		$337,114
Accounts payable and accrued expenses	261,639	510,256	639,109	150,000(c	)	(218,751	)(l)	1,342,253
Due from related party	—	—	2,526,751			(2,526,751	)(l)	—
Note payable to stockholder	—	51,760	100,000	—		—		151,760

Total current liabilities	494,396	666,373	3,265,860	150,000		(2,745,502)		1,831,127

Long-term debt	430,280	18,112	—	355,000(d	)	—		803,392
Note payable — related party	—	207,176	—	(207,176	)(a)	—		—
Commitments and contingencies
Stockholders' equity
Preferred stock — $0.001 par value;50,000,000 shares authorized; 5,092,000 shares issued and outstanding	5,092	—	1,000	—		(1,000	)(m)	5,092
Common stock, $0.001 par value;100,000,000 shares authorized; 53,111,226 issued and outstanding	18,113	—	6,195	2,600(e	)	32,398(i	)	53,111
						(6,195	)(i)
Additional paid-in capital	17,802,258	—	8,148,418	2,805,400(e	)	42,339,699(i	)	62,947,357
						(8,148,418	)(m)
Restricted common stock issued for services, unamortized	(105,010)	—	—	—		—		(105,010)
Warrants and options issued for services, unamortized	(407,184)	—	—	—		—		(407,184)
Retained earnings (deficit)	(11,884,964)	(408,871)	(8,759,307)	408,871(f	)	8,759,307(m	)	(11,884,964)
Accumulated other comprehensive income	—	—	45,100	—		(45,100	)(m)	—

Total stockholders' equity	5,428,305	(408,871)	(558,594)	3,216,871		42,930,691		50,608,402

Total liabilities and stockholders' equity	$6,352,981	$482,790	$2,707,266	$3,514,695		$40,195,189		$53,242,921

        See accompanying notes to the unaudited pro forma financial statements.

Vital Living, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2003

	Historical					Pro Forma Combined Financial Statements
				Pro Forma Adjustments
	Vital Living	COF	E-Nutriceutical
Revenue (sales)	$833,330	$1,051,733	$5,532	$—		$1,890,595
Cost of sales	468,332	469,853	6,345	—		944,530

Gross profit (loss)	364,998	581,880	(813)	—		946,065

Administrative expense
Salaries and benefits	2,107,810	221,414	—	—		2,329,224
Professional and consulting fees	755,878	27,709	—	—		783,587
Selling, general and administrative	589,964	344,257	65,327	—		999,548
Amortization of intangibles	—	—	500,000	2,169,274(n	)	2,669,274
Research and development	277,523	—	—	—		277,523

Total administrative expenses	3,731,175	593,380	565,327	2,169,274		7,059,126

Operating loss	(3,366,177)	(11,500)	(566,140)	(2,169,274)		(6,113,091)

Other income (expenses)
Interest income	4,287	—	—			4,287
Other income	256,000	—	—	(256,000	)(g)	—
Interest expense	(23,607)	(7,245)	(81)	(14,200	)(h)	(45,133)

Net loss	(3,129,497)	$(18,745)	$(566,221)	$(2,439,474)		(6,153,937)

Deemed dividend associated with beneficial conversion of preferred stock	(1,146,653)					(1,146,653)

Net loss to common shareholders	$(4,276,150)					$(7,300,590)

Basic and diluted loss per share (o)	$(0.18)					$(0.12)
Deemed dividend associated with beneficial conversion of preferred stock (o)	(0.06)					(0.02)

Net loss to common shareholders	$(0.24)					$(0.14)

Weighted average of share outstanding (o)	17,956,041	2,600,000(q )		32,398,610(o	)	52,954,651

        See accompanying notes to the unaudited pro forma combined financial statements.

Vital Living, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2002

	Historical
	Vital Living	MAF	Boulder Bar 1/1/02 - 4/9/02	COF	E-Nutriceuticals	Pro Forma Adjustments		Pro Forma Combined Financial Statements
Revenue (sales)	$37,666	$632,083	$295,903	$1,505,662	$46,302	$—		$2,520,616
Cost of sales	14,592	324,541	117,776	742,006	7,493	—		1,206,408

Gross profit	23,074	307,542	178,127	766,656	38,809	—		1,314,208

Administrative expense
Salaries and benefits	504,405	225,375	11,567	312,143	—	—		1,053,490
Professional and consulting fees	533,013	132,242	13,988	31,053	—	—		710,296
Selling, general and administrative	156,779	163,583	63,940	433,441	239,520	—		1,057,263
Amortization of intangibles					1,200,000	1,469,274(n	)	2,669,274
Research and development	127,694	28,922	—	—	—			156,616

Total administrative expenses	1,321,891	550,122	89,495	776,637	1,439,520	1,469,274		5,646,939

Operating profit (loss)	(1,298,817)	(242,580)	88,632	(9,981)	(1,400,711)	(1,469,274)		(4,332,731)

Other income (expenses)
Interest income	—	2,490	—	2,441	—	—		4,931
Other income	—	211	1,442	(4,247)	—			(2,594)
Interest expense	—	(60,834)	(1,538)	(6,803)	(3,521)	(14,200	)(h)	(86,896)

Net income (loss)	(1,298,817)	$(300,713)	$88,536	$(18,590)	$(1,404,232)	$(1,483,474)		(4,417,290)

Deemed dividend associated with beneficial conversion of preferred stock	(530,532)							(530,532)

Net loss to common shareholders	$(1,829,349)							$(4,947,822)

Basic and diluted earning per share (o)	$(0.10)							$(0.09)
Deemed dividend associated with beneficial conversion of preferred stock (o)	(0.04)							(0.01)

Net loss to common shareholders	$(0.14)							$(0.10)

Weighted average of shares outstanding (o)	13,638,639	2,500,000(p )		2,600,000(q )		32,398,610(o	)	51,137,249

        See accompanying notes to the unaudited pro forma combined financial statements.

Vital Living, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2002

	Historical
	Vital Living	MAF	Boulder Bar 1/1/02 - 4/9/02	COF	E-Nutriceuticals March 31, 2003	Pro Forma Adjustments		Pro Forma Combined Financial Statements
Revenue (sales)	$260,844	$1,242,097	$295,903	$2,447,246	$21,233	$—		$4,267,323
Cost of sales	193,032	627,588	117,776	1,404,808	24,352	—		2,367,556

Gross profit (loss)	67,812	614,509	178,127	1,042,438	(3,119)	—		1,899,767

Administrative expense
Salaries and benefits	1,341,103	349,616	11,567	555,611	—	—		2,257,697
Professional and consulting fees	1,607,621	270,885	13,988	44,302	—	—		1,936,796
Selling, general and Administrative	562,972	315,756	63,940	742,441	228,169	—		1,913,278
Amortization of intangibles	—	—	—	—	2,050,000	3,288,549(n	)	5,338,549
Research and development	510,436	44,209	—	—	—	—		554,645

Total administrative expenses	4,022,132	980,266	89,495	1,342,354	2,278,169	3,288,549		12,000,965

Operating profit (loss)	(3,954,320)	(365,757)	88,632	(299,916)	(2,281,288)	(3,288,549)		(10,101,198)

Other income (expenses)
Interest income	13,077	3,637	—	4,908	—	—		21,622
Other income	—	—	1,442	(4,247)	—	—		(2,805)
Interest expense	(8,652)	(110,070)	(1,538)	(13,842)	(6,953)	(28,400	)(h)	(169,455)

Net income (loss)	(3,949,895)	$(472,190)	$88,536	$(313,097)	$(2,288,241)	$(3,316,949)		(10,251,836)

Deemed dividend associated with beneficial conversion of preferred stock	(2,235,519)							(2,235,519)

Net loss to common shareholders	$(6,185,414)							$(12,487,355)

Basic and diluted earning per share (o)	$(0.28)							$(0.20)
Deemed dividend associated with beneficial conversion of preferred stock (o)	(0.15)							(0.04)

Net loss to common Shareholders (o)	$(0.43)							(0.24)

Weighted average of shares outstanding (o)	14,278,129	2,219,178(r )		2,600,000(q )		32,398,610(o	)	51,495,917

        See accompanying notes to the unaudited pro forma combined financial statements.

VITAL LIVING, INC.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1- General Information and Basis of Presentation

General Information

The Unaudited Pro Forma Combined Financial Statements, and related notes thereto, are presented to show the pro forma effects of the acquisition of 100% of the outstanding common stock of E-Nutriceutical, Inc. ("ENI"), which was effective August 20, 2003 in a 100% stock transaction for 31,248,610 shares of restricted common stock of Vital Living, Inc. (the "Company"). The fair value of the common stock issued in the acquisition to the ENI shareholders by the Company was $40,623,193, or $1.30 per common share (the "ENI Acquisition"). The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the audited financial statements of The Company included in the Company's Annual Report on Form 10-KSB/A for the year ended tDecember 31, 2002 and the audited financial statements of ENI as of and for the year ended March 31, 2003 and 2002 which are contained elsewhere in this document. The Unaudited Pro Forma Combined Statements of Operations presented herein are for illustration purposes only. The Unaudited Pro Forma Statements of Operations for the periods presented are not necessarily indicative of the results of operations that may be obtained in the future or operating results that would have been achieved had the ENI Acquisition been completed as of the January 1, 2002.

Basis of Presentation

The Unaudited Pro Forma Combined Balance Sheet at June 30, 2003 is based on the (i) historical balance sheet of the Company as of June 30, 2003, (ii) the historical balance sheet of Christophers' Original Formulas, Inc. ("COF") as of June 30, 2003, and (iii) the historical balance sheet of ENI as of June 30, 2003 and assumes the transactions occurred on June 30, 2003. The acquisition of COF was effective July 3, 2003 of which Amendment No. 1 to Form 8-K on Form 8 K/A was filed on September 2, 2003 to include the audited financial statements of COF as of December 31, 2002 and 2001 and the corresponding pro forma effects of that acquisition. The acquisition of ENI was effective August 20, 2003, as stated above.

The Unaudited Pro Forma Combined Statement of Operations has been prepared assuming the ENI Acquisition had occurred as of January 1, 2002. The Company's historical balances as of December 31, 2002 represents the audited balances for the year ended December 31, 2002 and were derived from audited financial statements contained in the Annual Report on Form 10-KSB/A for the year ended December 31, 2002. The ENI historical balances as of March 31, 2003 were obtained from the audited financial statements of ENI for the year ended March 31, 2003 contained elsewhere in this document. The COF historical balances as of December 31, 2002 were obtained from the audited financial statements of COF for the year ended December 31, 2002 which were previously filed in and Amendment No.1 to Form 8-K on Form 8-K/A on September 2, 2003. The statement of operations of MAF BioNutritionals ("MAF") comprise activity for the period January 1, 2002 through November 22, 2002 and were obtained from their historical audited financial statements for the period January 1, 2002 through November 22, 2002 (the date it was acquired). The Statement of Operations of Boulder Bar was compiled from their historical financial statements and was unaudited. The historical results of both MAF (audited) and Boulder Bar (unaudited) have been presented herein as a result of entities that had previously been acquired during 2002 by the Company, or its subsidiaries subsequently acquired, had been filed within Amendment No. 4 to Form SB-2 on Form SB-2/A dated July 22, 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002. The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2003 and 2002 were compiled from each acquired entity's historical financial statements and are unaudited. The ENI Acquisition was accounted for using the purchase method of accounting.

Note—2 Pro Forma Adjustments

a)
This amount represents the elimination of the advances from the Comapny to COF as it relates to a financing agreement entered into during February 2003. These amounts were agreed to be assumed by Vital Living as a part of the acquisition agreement.

b)
This amount represents the purchase price in excess of the estimated fair value of the assets and liabilities assumed relating to the COF Acquisition.

c)
This amount represents the closing costs of the COF Acquisition which is comprised of approximately $114,000 paid to Aegis Capital, of which Robert Eide, a member of the Company's Board of Directors, is a Principal, to assist in the transaction and approximately $36,000 of other procurement costs, primarily legal costs incurred in preparing the closing documents.

d)
This amount represents certain debt obligations of certain executives of COF that were assumed by The Company that are not recorded on the COF financial statements as of June 30, 2003.

e)
These amounts represent the issuance of 2,600,000 of the common stock of the Company in exchange for certain assets and assumption of certain liabilities of COF. The common stock issued had a fair value of $2,808,000, or $1.08 per common share, which was determined based upon an evaluation of the fair market value of the common stock of the Company for a reasonable period before and after the announcement date, which was June 25, 2003.

f)
This amount represents the elimination of the historical capital of COF in consolidation and reflecting it as an adjustment to goodwill.

g)
This amount represents the elimination of other income originating from a management agreement entered into with COF by the Company during April 2003 that would not have been executed had COF been acquired effective January 1, 2002.

h)
This amount represents interest expense on the assumed debt obligations of the executives of COF that would have been an expense of the Company had the transaction occurred on January 1, 2002.

i)
These amounts represent the issuance of 31,248,610 shares of common stock of the Company in exchange for 100% of the outstanding common stock of ENI and the assumption of operating liabilities and a note payable to a shareholder. The common stock issued had a fair value of $40,623,193, or $1.30 per common share, which was determined based upon an evaluation of the fair market value of the common stock of the Company for a reasonable period before and after the closing date, which was August 20, 2003. The amount also includes 1,150,000 shares of the Company's common stock with a fair value of $1,495,000 issued to financial advisors who were instrumental in the transaction and the fair value of 251,390 options issued in exchange for existing ENI options, which were estimated to have a fair value of $253,904.

j)
These amounts represent the elimination of the book value of intangible assets of ENI. These intangible assets were adjusted to fair value as described in item (i) above.

k)
This amount represents the capitalization of the tangible net asset worth of ENI after consideration of pro forma adjustment items (j), (l) and (m).

l)
These amounts represent the conversion of ENI liabilities into common stock of ENI prior to its acquisition by the Company.

m)
This amount represents the elimination of the historical capital accounts of ENI in consolidation and reflecting it as an adjustment to the fair value of the intangible assets.

n)
This amount represents the amortization of intangible assets over the terms of their respective agreements.

o)
See "Net Loss Per Share" within Note 1 to the Financial Statements of the Company included in the Company's annual report on Form 10-KSB/A for the year ended December 31, 2002 for information regarding the calculation of net loss per share. Due to the Company incurring a net loss for all periods presented inclusion of common stock equivalents would be antidilutive, thus the basic and diluted loss per share are the same. The basic and diluted weighted average number of common shares outstanding reflects the issuance of 32,398,610 shares of common stock issued in connection with the ENI Acquisition, including 1,150,000 shares of common stock issued to business advisors. The issuances of common shares in the ENI Acquisition are reflected as outstanding as if the transaction had occurred as of January 1, 2002.

p)
This amount represents the common shares issued by the Company for the November 2002 acquisition of MAF as if the transaction had occurred as of January 1, 2002.

q)
This amount represents the common shares issued by the Company for the July 2003 acquisition of COF as if the transaction had occurred as of January 1, 2002.

r)
This amount represents the weighted average number of common shares of the Company necessary to present the November 2002 acquisition of MAF as if the transaction had occurred as of January 1, 2002.

Note—3 Purchase Price Allocation

The purchase price consisted of31,248,610 share of common stock of the Company valued at $40,623,193, the issuance of 1,150,000 shares of common stock of the Company valued at $1,495,000, 251,390 options to acquire common stock of the Comapny with an exercise price of $1.00 per share that were exchanged for existing ENI options that had a fair value of approximately $253,904 estimated using the Black Scholes option pricing model, plus the assumption of approximately $420,358 of existing operating liabilities and a note payable to an ENI shareholder of $100,000 bearing interest at a rate of prime plus 2%.

The purchase price has been allocated as follows:

Purchase price paid in common stock to ENI shareholders and exchange of options	$40,877,097
Less: Operating assets acquired Cash	(1,284)
Accounts receivable	(2,048)
Prepaid royalties	(202,603)
Fixed assets	(1,331)

Total assets acquired	(207,266)

Plus: Liabilities operating liabilities assumed	420,358
Note payable to shareholder	100,000

Total liabilities assumed	520,358

Transaction costs	1,495,000

Cost of long-lived intangible assets	$42,685,189

The recording of the ENI Acquisition was based on a third party business valuation and purchase price allocation provide by a reputable full service investment bank. The long-lived assets acquired include a Development and Licensing Agreement and a Key Marketing Agreement. The ultimate realization of the value of these assets is dependent on the ability of management to carry out its business strategy, which is based on the underlying terms of the Development and Licensing Agreement and the Key Marketing Agreement. Failure to do so may result in future impairments of these long-lived intangible assets which will negatively impact the financial position the Company.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Page
Independent Auditors' Report
Consolidated Balance Sheets as of March 31, 2003 and 2002
Consolidated Statements of Operations for the years ended March 31, 2003 and 2002 and for the cumulative period from inception (July 17, 1998)
Consolidated Statements of Shareholders' Deficit for the years ended March 31, 2003 and 2002 and for the period from inception (July 17, 1998) through March 31, 2001
Consolidated Statements of Cash Flows for the years ended March 31, 2003 and 2002 and for the cumulative period from inception (July 17, 1998)
Notes to Consolidated Financial Statements

Independent Auditors' Report

To the Board of Directors of
E-Nutriceuticals, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of E-Nutriceuticals, Inc. and Subsidiary (the "Company") (a development stage Company) as of March 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows, for the years then ended and, cumulatively, for the period from inception (July 17, 1998) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of the Company for the period from inception (July 17, 1998) through March 31, 2001 which are included within the cumulative period totals of the consolidated statements of operations, shareholders' equity (deficit) and cash flows. Those statements were audited by other auditors whose report dated February 26, 2002 that included an explanatory paragraph that described a going concern as discussed in Note 2. Our opinion, insofar as it relates to amounts that are included within the cumulative period totals of the consolidated statements of operations, shareholders' equity (deficit) and cash flows for periods prior to 2002, is based solely upon the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operations and has a net capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and, cumulatively, for the period from July 17, 1998 (date of inception) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
October 27, 2003

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheets

Assets

	March 31,
	2003	2002
Current assets
Cash	$1,339	$3,063
Accounts receivable, net	1,962	11,006
Prepaid and other current assets	187,589	129,210
Inventory	—	39,876

Total current assets	190,890	183,155

Property and equipment, net	1,331	5,352
Intangible assets, net	2,750,000	4,800,000

Total assets	$2,942,221	$4,988,507

Liabilities and Shareholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$609,020	$520,755
Due to related parties	464,877	453,757
Due to shareholder	2,057,580	1,886,400
Note payable—shareholder	100,000	100,000

Total current liabilities	3,231,477	2,960,912

Commitments and contingencies
Shareholders' equity (deficit)
Common stock; $.001 par value; 10,000,000 shares authorized; 6,194,533 shares issued and outstanding at March 31, 2003 and 2002	6,195	6,195
Preferred stock; $.001 par value; 5,000,000 shares authorized; 1,000,000 shares issued and outstanding at March 31, 2003 and 2002	1,000	1,000
Additional paid-in capital	8,148,418	8,148,418
Deficit accumulated during the development stage	(8,480,319)	(6,192,078)
Accumulated other comprehensive income	35,450	64,060

Total shareholders' equity (deficit)	(289,256)	2,027,595

Total liabilities and shareholders' equity (deficit)	$2,942,221	$4,988,507

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations

	Year Ended March 31,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Sales	$21,233	$91,823	$827,207
Cost of goods sold	24,352	14,859	383,038

Gross profit (loss)	(3,119)	76,964	444,169

Operating expenses
General and administrative	166,216	341,945	3,333,487
Selling and marketing	1,953	7,681	1,903,783
Management fee	60,000	60,000	275,000
Research and development	—	—	365,604
Amortization of intangibles	2,050,000	950,000	3,000,000

Total operating expenses	2,278,169	1,359,626	8,877,874

Interest expense	6,953	9,486	46,614

Loss before provision for income taxes	(2,288,241)	(1,292,148)	(8,480,319)
Provision for income taxes	—	—	—

Net loss	$(2,288,241)	$(1,292,148)	$(8,480,319)

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit)

						Deficit Accumulated During the Development Stage
	Common Stock		Preferred Stock				Accumulated Other Comprehensive Income (Loss)
					Additional Paid-In Capital
	Shares	Amount	Shares	Amount				Total
Sale of common stock at inception	5,000,000	$5,000	—	$—	$—	$—	$—	$5,000
Sale of common stock, net of offering costs of $61,000	305,000	305	—	—	548,695	—	—	549,000
Net loss	—	—	—	—	—	(758,610)	—	(758,610)

Balance, March 31, 1999	5,305,000	5,305	—	—	548,695	(758,610)	—	(204,610)
Sale of common stock, net of costs	542,000	542	—	—	1,014,481	—	—	1,015,023
Issuance of shares to directors	10,000	10	—	—	19,990	—	—	20,000
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	12,110	12,110
Net loss	—	—	—	—	—	(2,297,236)	—	(2,297,236)

Comprehensive loss	—	—	—	—	—	—	—	(2,285,126)

Balance, March 31, 2000	5,857,000	5,857	—	—	1,583,166	(3,055,846)	12,110	(1,454,713)
Sale of common stock and associated options, net of costs	220,330	220	—	—	698,150	—	—	698,370
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	155,328	155,328
Net loss	—	—	—	—	—	(1,844,084)	—	(1,844,084)

Comprehensive loss	—	—	—	—	—	—	—	(1,688,756)

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit)—(Continued)

						Deficit Accumulated During the Development Stage
	Common Stock		Preferred Stock				Accumulated Other Comprehensive Income (Loss)
					Additional Paid-In Capital
	Shares	Amount	Shares	Amount				Total
Balance, March 31, 2001	6,077,330	$6,077	—	—	$2,281,316	$(4,899,930)	$167,438	$(2,445,099)
Sale of common stock, net of costs	117,203	118	—	—	74,907	—	—	75,025
Issuance of preferred stock	—	—	1,000,000	1,000	5,749,000	—	—	5,750,000
Issuance of options in exchange for accounts payable					43,195			43,195
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	(103,378)	(103,378)
Net loss	—	—	—	—	—	(1,292,148)	—	(1,292,148)

Comprehensive loss	—	—	—	—	—	—	—	(1,395,526)

Balance, March 31, 2002	6,194,533	6,195	1,000,000	1,000	8,148,418	(6,192,078)	64,060	2,027,595
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	(28,610)	(28,610)
Net loss	—	—	—	—	—	(2,288,241)	—	(2,288,241)

Comprehensive loss	—	—	—	—	—	—	—	(2,316,851)

Balance, March 31, 2003	6,194,533	$6,195	1,000,000	$1,000	$8,148,418	$(8,480,319)	$35,450	$(289,256)

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year Ended March 31,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Cash flows from operating activities:
Net loss	$(2,288,241)	$(1,292,148)	$(8,480,319)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,021	15,108	59,957
Amortization of intangibles	2,050,000	950,000	3,000,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(58,379)	(49,639)	(133,501)
Accounts receivable	9,044	16,653	(1,962)
Inventory	39,876	(17,560)	—
Accounts payable and accrued expenses	88,265	(349,330)	652,215
Due to related parties	11,120	453,757	464,877

Net cash used in operating activities	(144,294)	(273,159)	(4,438,733)

Cash flows from investing activities:
Capital expenditures	—	—	(61,288)

Net cash used in investing activities	—	—	(61,288)

Cash flows from financing activities:
Proceeds from issuances of common stock	—	75,025	2,308,330
Bank overdraft	—	(20,514)	—
Proceeds from note payable shareholder	—	—	100,000
Due to shareholder	171,180	325,089	2,057,580

Net cash provided by financing activities	171,180	379,600	4,465,910

Effect of foreign exchange rates on cash	(28,610)	(103,378)	35,450
Net increase (decrease) in cash	(1,724)	3,063	1,339
Cash, beginning of period	3,063	—	—

Cash, end of period	$1,339	$3,063	$1,339

Noncash financing activities:
Preferred stock issued in exchange for intangible assets	$—	$5,750,000	$5,750,000
Options granted in exchange for accounts payable		$43,195	$43,195

See accompanying notes to consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2003

Notes 1—Organization and Business

    E-Nutriceuticals, Inc. (the "Company"), was incorporated in the State of Delaware on July 17, 1998, initially under the name of Chitabsorbe, Inc. The Company develops and markets high quality dietary supplements and related products worldwide. On September 1, 1998, the Company acquired an exclusive worldwide perpetual license to intellectual property that is utilized in the formation of X-FAT, a dietary supplement.

    The Company has been in the development stage since July 17, 1998 (date of inception) and as of March 31, 2003, has yet to commence commercial operations or generate significant revenues. The Company's primary activities since inception have been researching and developing its product, negotiating strategic alliances and other agreements, and raising capital. The Company maintains offices in New York and London.

Note 2—Summary of Significant Accounting Policies

    Going concern

    The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in the development stage and has not generated significant revenues. At March 31, 2003, the Company had a deficit accumulated during the development stage of $8,480,319. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining additional working capital through long-term financing or equity infusion and the attainment of profitable operations.

    Management believes that it has made and will continue to make the necessary investments in research and development, production, sales and marketing, such that upon attainment of sufficient sales orders, the Company will generate operating profits. The Company will continue to require additional working capital until such time as operating profits are achieved in order to allow the Company to continue as a going concern. However, there is no assurance that the Company will be successful in obtaining additional financing, that it will be successful in developing and commercializing its products or that revenues from product sales will be sufficient to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of these matters.

    Principles of consolidation

    The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

    The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    Revenue recognition

    The Company recognizes revenue on its product, X-FAT, upon delivery to the customer. The Company does not allow customers to return products for a refund nor does the Company offer sales discounts or promotions on the products that it sells.

    Shipping and handling

    Shipping and handling costs were insignificant for the years ending March 31, 2003 and 2002, and are recognized as revenue to the extent that these are recharged to the customer.

    Cash and cash equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    Inventory

    Inventory, which consists principally of finished goods, is stated at the lower of cost (first-in, first-out) or market value.

    Property and equipment

    Property and equipment is carried at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets (3 to 4 years). Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

    Intangible assets

    The Company's intangible assets are comprised of a development and licensing agreement. Such costs are being amortized on a straight line basis over the life of the agreements which are fifteen months and four years, respectively.

    Long-lived assets

    Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of March 31, 2003 and 2002, there had been no impairment in the carrying value of long-lived assets.

    Advertising costs

    Advertising costs are expensed as incurred. Total advertising expense for the years ended March 31, 2003 and 2002, were $1,953 and $7,681, respectively.

    Research and development

    Research and development costs have been charged to operations as incurred.

    Use of estimates

    The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate is the amortization of intangible assets.

    Income taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to use an asset and liability-based approach in accounting for income taxes. Under that approach deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases on assets and liabilities and are measured using the enacted tax rates that will be in effect when such differences are expected to reverse. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to their estimated realizable value.

    Stock-based compensation

    As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

    Recently issued accounting pronouncements

    In May 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its financial statements.

    In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003.

    In January 2003, the FASB issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

    In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

    In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

    In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

    In August 2001 the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS No. 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002.

    In July 2001, FASB issued SFAS, No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of pooling-of-interests methods is no longer permitted. SFAS No. 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach.

    Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS No. 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption. There was no impairment of long lived assets required as of March 31, 2003.

    The Company does not expect the adoption of these statements to have a material impact on its results of operations or financial position.

Note 3—Property and Equipment

    Property and equipment consists of the following at March 31, 2003 and 2002:

	March 31,
	2003	2002
Computer equipment	$41,402	$41,402
Office equipment	11,964	11,964
Computer software	7,922	7,922

	61,288	61,288
Less, accumulated depreciation	(59,957)	(55,936)

Property and equipment, net	$1,331	$5,352

    Depreciation expense for the years ended March 31, 2003 and 2002, totaled $4,021 and $15,108, respectively.

Note 4—Intangible Assets

    Intangible assets consists of the following at March 31, 2003 and 2002:

	March 31,
	2003	2002
Development agreement	$1,750,000	$1,750,000
License agreement	4,000,000	4,000,000

	5,750,000	5,750,000
Less accumulated amortization	(3,000,000)	(950,000)

Intangible assets, net	$2,750,000	$4,800,000

    Amortization expense for the years ended March 31, 2003 and 2002, totaled $2,050,000 and $950,000, respectively.

Note 5—Income Taxes

    The Company's deferred tax assets are comprised primarily of its net operating loss carryforwords. The Company has approximately $8.5 million of net operating loss carryforwards which begin to expire in 2014. The Company provided a full valuation allowance on the entire deferred tax asset balance to reflect the uncertainty regarding the realizability of these assets due to operating losses incurred since inception. Future ownership changes may limit the future utilization of these net operating loss carryforwards as defined by the federal and state tax codes (see Note 10).

Note 6—Shareholders' Deficit

    Preferred Stock

    On December 28, 2001, the Company entered into a Development and License Agreement ("License Agreement") with SkyePharma PLC ("SkyePharma"), a United Kingdom corporation, in exchange for 1,000,000 shares of Convertible Preferred Stock (the "Convertible Stock Agreement") valued at $5.75 per share or $5,750,000 (see Note 8). The Convertible Stock Agreement provides that no dividend will be paid on the Preferred Stock as long as no dividend is paid on the common stock. There is a liquidation preference of $5.75 per share over the common stock.

    Common Stock

    At inception, the Company issued 5,000,000 shares of its common stock to its founders for $5,000. From inception through the period ended March 31, 1999, the Company sold 305,000 shares for $549,000, net of costs of $61,000.

    During the twelve months ended March 31, 2000, the Company issued 542,000 common shares in exchange for net proceeds of approximately $1,015,023. The price at which these shares were issued ranged from $2.00 to $2.20 per share.

    During the twelve months ended March 31, 2001, the Company issued 220,330 shares of common stock for $698,370, net of related offering costs. Share placements were conducted at prices from $2.50 to $5.00 per share.

    During the twelve months ended March 31, 2002, the Company received proceeds of $75,025 for the issuance of 117,203 shares of common stock.

    Subscription Agreement

    On August 29, 2000, an investor of the Company subscribed to 75,000 shares of common stock at a purchase price of $3.00 per share and an additional 13,000 shares of common stock at a purchase price of $5.00 per share, for the aggregate consideration of $290,000 (the "Initial Subscription"). In consideration of the Initial Subscription, the Company issued 50,000 warrants to this investor at a price per share of $5.00 per share (the "Second Subscription") and 30,000 warrants at a price of $7.50 per share (the "Third Subscription"). In addition, the Company will issue additional options in consideration of the investor exercising the initial, second, and third subscriptions as follows:

  •
  In consideration of the investor exercising its right to subscribe for shares under the Initial Subscription, the Company will issue 75,000 options at a price per share of $3.00 and 13,000 warrants at a price per share of $5.00.

  •
  In consideration of the investor exercising its right to subscribe for shares under the Second Subscription, the Company will issue 50,000 options at a price per share of $6.00 per share.

  •
  In consideration of the investor exercising its right to subscribe for shares under the Third Subscription, the Company will issue 30,000 options at a price per share of $8.50.

    On September 30, 2000, the investor purchased 88,000 shares under the Initial Subscription for an aggregate consideration of $290,000. As a result of this purchase, the Company issued the investor a total of 168,000 options as detailed above. On January 5, 2001, the investor made a partial payment of $50,000 under the Second Subscription, purchasing 10,000 shares, and as a result of this purchase, the Company issued the investor a total of 10,000 additional options as detailed above. Both of these purchases are included in the sale of common stock and related warrants line item on the statement of stockholders' deficit for the year ending March 31, 2001. The options referred to above were not issued under the Company's 1999 stock option plan (see Note 7).

    Other Options

    During the year ended March 31, 2002, there were 43,195 options issued with an exercise price of $1.00 per share in exchange of accounts payable valued at $43,195. These options were recorded as an increase to additional paid in capital within the statement of shareholders' equity. These options were not issued under the Company's 1999 Stock Option Plan (see Note 7.)

Note 7—Stock Option Plan

    During the year ended March 31, 2000, the Company adopted the 1999 Stock Option Plan (the "Plan") under which stock options to purchase common shares may be granted to eligible employees, directors, or consultants. The Company has reserved 275,000 shares of Common Stock for issuance under the Plan. Typically, options under this plan are granted at fair market value at the date of grant, vest in one year, and expire 10 years after the date of grant. Under this plan, there were 136,667 and 125,000 options outstanding as of March 31, 2003 and 2002, respectively. There are approximately 138,333 and 150,000 options available for grant at March 31, 2003 and 2002, respectively.

    Information regarding the Plan, including the options issued in Note 6, as of March 31, 2003 and 2002, and changes during the years then ended is summarized below:

	2003		2002
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding beginning of year	256,195	$2.52	183,000	$2.86
Granted	15,000	2.20	88,195	1.56
Exercised	—	—	—	—
Forfeited	(3,333)	2.20	(15,000)	4.73

Outstanding end of year	267,862	2.37	256,195	2.52
Exercisable	262,862	2.30	251,195	2.54

    The weighted average fair value of options granted for the years ending March 31, 2003 and 2002, were $$0.40 and $0.51, respectively.

    The following table summarizes information about stock options, including the options issued in Note 6, outstanding at March 31, 2003:

Exercise Price	Options Outstanding	Options Outstanding Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	43,195	8.62	$1.00
$2.00	90,000	6.7	$2.00
$2.20	46,667	8.2	$2.20
$3.00	75,000.3		$3.00

$5.00	13,000.3		$5.00
267,862

    Stock-Based Compensation

    The Company accounts for its stock-based compensation under APB No. 25. Under the accounting method, no compensation expense is recognized in the financial statements when the exercise price of the options equals the estimated market price of the option on the date of grant. The fair value of each option grant has been based upon the most recent prior capital raising conducted by the Company. During the years ended March 31, 2003 and 2002, the Company issued no options below fair market value. As a consequence no deferred compensation has been recorded.

    Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model permitted by SFAS No. 123 with the following assumptions: a ten year expected life, no volatility, risk free interest rates of 2% and 4% as of March 31, 2003 and 2002, respectively, and no dividend payments. Had compensation cost been recognized based on the fair value of the stock options on the date of grant under the methodology prescribed by SFAS No. 123, the Company's net loss would have been $2,297,006 for the six month period ending June 30, 2003, and $1,304,028 for the year ending March 31, 2002. Since options vest over several years and additional options are expected to be granted in the future, the pro forma results shown are not likely to be representative of the effects on future years of the application of SFAS No. 123.

Note 8—License Agreements

    On December 28, 2001, the Company entered into a License Agreement in exchange for 1,000,000 shares of Convertible Preferred Stock valued at $5,750,000 (see Note 6). Pursuant to the terms of the License Agreement, the Company agreed to pay $1.75 million for the development of six products which must be selected by the Company prior to December 31, 2002. Additional products may be selected during the three years commencing January 1, 2003 for which the Company will pay $300,000 for each additional product selected. In addition, the Company agreed to pay $4.0 million for an exclusive license through December 31, 2002 (non-exclusive thereafter until December 31, 2005) to SkyePharma's Oral GEOMATRIX drug delivery technology to be used in combination with the selected products. Royalties to be paid by the Company will be 10% of all sales generated from the selected products.

    In September 1998 the Company entered into a licensing agreement (the "Agreement") that granted it an exclusive, worldwide, perpetual license to certain intellectual property. In consideration for the license, the Company agreed to pay royalties each fiscal year equal to 10% of the first $1,000,000 of net sales of X-Fat and 5% of such net sales in excess of $1,000,000, up to a maximum royalty fee of $1,250,000 per fiscal year.

    The Company is required to pay in advance royalties of $15,000 each quarter for the amounts that may become due in the next fiscal year. All advances are credited against future royalty payments required by the Company.

    At March 31, 2003, and 2002, the Company had prepaid royalties of $187,589 and $129,210, respectively.

    In the event of a second stage financing with net proceeds in excess of $1.1 million, and when all outstanding loans to affiliated parties have been repaid, the Company is obligated to pay an advance royalty of $250,000 to the licensor. During the fiscal year ended March 31, 2001, a second stage financing in excess of $1.1 million was consummated; however, the Company did not make payment of outstanding amounts to affiliated parties.

Note 9—Related Party Transactions

    The Company's majority shareholder is Fifth Avenue Capital, Inc., a British Virgin Islands Corporation. Fifth Avenue Capital, Inc., is a holder of a promissory note from the Company for $100,000 that bears interest at the prime rate plus 2% recalculated at the beginning of each calendar quarter. The note was to be repaid upon the consummation of a second stage financing with net proceeds in excess of $1.1 million; however, the maker of the note extended the terms. For the twelve months ended March 31, 2003 and 2002 the Company incurred interest expense in the amount of $6,644 and $8,335 respectively. Additional amounts due to Fifth Avenue Capital, Inc. at March 31, 2003 and 2002 were $2,057,580 and $1,886,400 respectively. These amounts are included in due to shareholder in the accompanying balance sheets.

    Fifth Avenue Capital Advisors, Inc. ("Advisors"), a wholly-owned subsidiary of Fifth Avenue Capital, Inc., has entered into an agreement with the Company where Advisors will provide legal, accounting and other operational services to the Company for $5,000 per month plus 5% of net sales. For the years ended March 31, 2003 and 2002 management and other fees charged to the Company by Advisors were $61,062 and $64,591, respectively. In connection with the sale of the Company's common stock, if Advisors arranges for capital investments in the Company, the Company shall pay Advisors between 5 and 10 percent of the raised capital with the exact percentage determined on a case by case basis. For the years ended March 31, 2003 and 2002 there were no placement fees charged by Advisors to the Company. These amounts are included in due to shareholder in the accompanying balance sheet.

    Officers of the Company are being paid for services rendered to the Company. Such expenses incurred by the Company for twelve months ended March 31, 2003 and 2002 are $15,000 and $100,000, respectively. Amounts due to officers, directors and companys under their control at March 31, 2003 and 2002, in connection with these services and including loans made by the officers to the Company, were $464,877 and $453,757, respectively, and are included in amounts due to related parties in the accompanying balance sheets.

    The Company was party to a consulting agreement through August 31, 2001, under which the company is required to pay the president of the consulting company a non-refundable fee of $5,000 per month for up to two days of services rendered each month at the Company's request. Time spent in excess of two days each month are billed at the rate of $2,500 per day or at a mutually agreeable revised daily rate if the number of excess days requested exceed five days per month. For the year ended March 31, 2002, the Company incurred expenses of $25,000 from the consulting company. There were no amounts incurred during the year ended March 31, 2003. The president of the consulting company was a director of the Company until June 7, 2001.

Note 10—Subsequent Events

    Merger

    On August 20, 2003, the Company completed a Stock Purchase Agreement (the "Agreement") with Vital Living, a publicly traded company, and the Company became a wholly owned subsidiary of Vital Living. Pursuant to the Agreement, the shareholders of the Company agreed to sell 100% of their common shares to Vital Living in exchange for 31,248,610 shares of rule 144 restricted Common Stock of Vital Living. The fair market value of the common stock received in the exchange was approximately $42.8 million on the date of closing. In contemplation of the closing, the Company converted SkyePharma's $5,750,000 of preferred stock, Fifth Avenue Capital's accounts payable of $1,948,974 and other payables totaling $684,124 into 7,314,592 shares of common stock of the Company.

    Sale of Convertible Preferred Stock and Development and License Agreement

    On August 20, 2003, the Company entered into an amendment to the License Agreement ("Amended License Agreement") with SkyePharma. Pursuant to the Amended License Agreement, the Company has designated five products with SkyeParma and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017 in exchange for $4,132,231 payable by the issuance of 2,140,111 shares of common stock. Conditionally, beginning January 1 2003 and for each year thereafter, the Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided Vital Living, Inc. ("Vital Living") raises $4,000,000 (including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

    As part of the Amended License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutriceuticals, in the Peoples Republic of China, Taiwan and Hong Kong in exchange for $1,033,058 payable by the issuance of 535,028 shares of common stock. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Page
Consolidated Balance Sheet as of June 30, 2003 (unaudited)
Consolidated Statements of Operations for the six months ended June 30, 2003 and 2002 and for the cumulative period from inception (July 17, 1998) (unaudited)
Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002 and for the cumulative period from inception (July 17, 1998) (unaudited)
Notes to Consolidated Financial Statements (unaudited)

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheet
(Unaudited)

June 30, 2003

Assets
Current assets
Cash	$1,284
Accounts receivable, net	2,048
Prepaid and other current assets	202,603

Total current assets	205,935

Property and equipment, net	1,331
Intangible assets, net	2,500,000

Total assets	$2,707,266

Liabilities and Shareholders Deficit
Current liabilities
Accounts payable and accrued expenses	$639,109
Due to related parties	465,373
Due to shareholder	2,061,378
Note payable—shareholder	100,000

Total current liabilities	3,265,860

Commitments and contingencies
Shareholders' deficit
Common stock; $.001 par value; 10,000,000 shares authorized; 6,194,533 shares issued and outstanding	6,195
Preferred stock; $.001 par value; 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	8,148,418
Deficit accumulated during the development stage	(8,759,307)
Accumulated other comprehensive income	45,100

Total shareholders' deficit	(558,594)

Total liabilities and shareholders' deficit	$2,707,266

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations
(Unaudited)

	Six Months Ended June 30,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Sales	$5,532	$46,302	$827,207
Cost of goods sold	6,345	7,493	383,038

Gross profit (loss)	(813)	38,809	444,169

Operating expenses
General and administrative	65,327	239,520	3,362,475
Selling and marketing	—	—	1,903,783
Management fee	—	—	275,000
Research and development	—	—	365,604
Amortization of intangibles	500,000	1,200,000	3,250,000

Total operating expenses	565,327	1,439,520	9,156,862

Interest expense	81	3,521	46,614

Loss before provision for income taxes	(566,221)	(1,404,232)	(8,759,307)
Provision for income taxes	—	—	—

Net loss	$(566,221)	$(1,404,232)	$(8,759,307)

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Cash flows from operating activities:
Net loss	$(566,221)	$(1,404,232)	$(8,759,307)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	—	3,570	59,957
Amortization of intangibles	500,000	1,200,000	3,250,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(9,556)	(20,705)	(148,515)
Accounts receivable	17,391	(2,002)	(2,048)
Inventory	44,672	(3,024)	—
Accounts payable and accrued expenses	338	89,284)	682,304
Due to related parties	10,294	3,496	462,236

Net cash used in operating activities	(3,082)	(133,613)	(4,452,236)

Cash flows from investing activities:
Capital expenditures	—	—	(61,288)

Net cash used in investing activities	—	—	—

Cash flows from financing activities:
Proceeds from issuances of common stock	—	—	2,308,330
Bank overdraft	—	—	—
Proceeds from note payable—shareholder	—	—	100,000
Due to shareholder	(21,481)	146,362	2,061,378

Net cash provided by financing Activities	(21,481)	146,362	4,469,708

Effect of foreign exchange rates on cash	17,581	(24,499)	45,100
Net increase (decrease) in cash	(6,982)	(11,750)	1,284
Cash, beginning of period	8,266	15,844	—

Cash, end of period	$1,284	$4,094	$1,284

Noncash operating and financing activities:
Preferred stock issued in exchange for intangible assets	$—	$—	$5,750,000
Options granted in exchange for accounts payable	$—	$—	$43,195

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Unaudited Consolidated Financial Statements
June 30, 2003

Notes 1—Organization and Business

        E-Nutriceuticals, Inc. (the "Company"), was incorporated in the State of Delaware on July 17, 1998, initially under the name of Chitabsorbe, Inc. The Company develops and markets high quality dietary supplements and related products worldwide. On September 1, 1998, the Company acquired an exclusive worldwide perpetual license to intellectual property that is utilized in the formation of X-FAT, a dietary supplement.

        The Company has been in the development stage since July 17, 1998 (inception) and as of March 31, 2003, has yet to commence commercial operations or generate significant revenues. The Company's primary activities since inception have been researching and developing its product, negotiating strategic alliances and other agreements, and raising capital. The Company maintains offices in New York and London.

Note 2—Summary of Significant Accounting Policies

        The accompanying unaudited financial statements at June 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited financial statements. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of June 30, 2003 and results of operations and cash flows for the six month periods ended June 30, 2003 and 2002. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. These consolidated financial statements and footnotes thereto of the Company should be read in with annual audited financial statements as of March 31, 2003 and 2002 included elsewhere in this document.

  Going concern

        The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in the development stage and has not generated significant revenues. At June 30, 2003, the Company had a deficit accumulated during the development stage of $8,759,307. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining additional working capital through long-term financing or equity infusion and the attainment of profitable operations.

        Management believes that it has made and will continue to make the necessary investments in research and development, production, sales and marketing, such that upon attainment of sufficient sales orders, the Company will generate operating profits. The Company will continue to require additional working capital until such time as operating profits are achieved to allow the Company to continue as a going concern. However, there is no assurance that the Company will be successful in obtaining additional financing, that it will be successful in developing and commercializing its products or that revenues from product sales will be sufficient to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of these matters.

  Principles of consolidation

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

        The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  Revenue recognition

        The Company recognizes revenue on its product, X-FAT, upon delivery to the customer. The Company does not allow customers to return products for a refund nor does the Company offer sales discounts or promotions on the products that it sells.

  Cash and cash equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Property and equipment

        Property and equipment is carried at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets (3 to 4 years). Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

  Intangible assets

        The Company's intangible assets are comprised of a development and licensing agreement. Such costs are being amortized on a straight line basis over the life of the agreements which are fifteen months and four years, respectively.

  Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of June 30, 2003, there had been no impairment in the carrying value of long-lived assets.

  Research and development

        Research and development costs have been charged to operations as incurred. E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) Notes to Unaudited Consolidated Financial Statements June 30, 2003

  Use of estimates

        The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate is the amortization of intangible assts.

  Income taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to use an asset and liability-based approach in accounting for income taxes. Under that approach deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases on assets and liabilities and are measured using the enacted tax rates that will be in effect when such differences are expected to reverse. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to their estimated realizable value.

  Stock-based compensation

        As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

  Recently issued accounting pronouncements

        In May 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its financial statements.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003.

        In January 2003, the FASB issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

        In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities during the period ended June 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities for the period ended June 30, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities during the period ended June 30, 2003.

        In August 2001 the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS No. 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002.

        In July 2001, FASB issued SFAS, No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of pooling-of-interests methods is no longer permitted. SFAS No. 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS No. 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption. There was no impairment of long lived assets required as of June 30, 2003.

        The Company does not expect the adoption of these statements to have a material impact on its results of operations or financial position.

Note 3—Stock Option Plan

        During the year ended March 31, 2000, the Company adopted the 1999 Stock Option Plan (the "Plan") under which stock options to purchase common shares may be granted to eligible employees, directors, or consultants. The Company has reserved 275,000 shares of Common Stock for issuance under the Plan. Typically, options under this plan are granted at fair market value at the date of grant, vest over 2 years, and expire 10 years after the date of grant. Under this plan, there were 141,667 options outstanding as of June 30, 2003 and there was approximately 133,333 options available for grant at June 30, 2003. As of June 30, 2003 there are 131,195 options outstanding with and average exercise price of $2.54 that were granted to non-employees that were not issued under the Plan.

        The weighted average fair value of options granted for the six month periods ending June 30, 2003 and 2002, were $$0.40 and $0.51, respectively.

        The following table summarizes information about stock options, including options issued to non-employees that were not issued under the Plan, outstanding at June 30, 2003:

Exercise Price	Options Outstanding	Options Outstanding Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	43,195	8.62	$1.00
$2.00	90,000	6.7	$2.00
$2.20	51,667	8.2	$2.20
$3.00	75,000.3		$3.00
$5.00	13,000.3		$5.00

	272,862

  Stock-Based Compensation

        The Company accounts for its stock-based compensation under APB No. 25. Under the accounting method, no compensation expense is recognized in the financial statements when the exercise price of the options equals the estimated market price of the option on the date of grant. The fair value of each option grant has been based upon the most recent prior capital raising conducted by the Company. During the six month periods ended June 30, 2003 and 2002, the Company issued no options below fair market value. As a consequence no deferred compensation has been recorded.

        Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model permitted by SFAS No. 123 with the following assumptions: a ten year expected life, no volatility, risk free interest rates of 2% and 4% as of June 30, 2003 and 2002, respectively, and no dividend payments. Had compensation cost been recognized based on the fair value of the stock options on the date of grant under the methodology prescribed by SFAS No. 123, the Company's net loss would have been $568,206 for the six months ending June 30, 2003, and $1,409,028 for the six months ending June 30, 2002. Since options vest over several years and additional options are expected to be granted in the future, the pro forma results shown are not likely to be representative of the effects on future years of the application of SFAS No. 123.

Note 4—Related Party Transactions

        The Company's majority shareholder is Fifth Avenue Capital, Inc., a British Virgin Islands Corporation. Fifth Avenue Capital, Inc., is a holder of a promissory note from the Company for $100,000 that bears interest at the prime rate plus 2% recalculated at the beginning of each calendar quarter. The note was to be repaid upon the consummation of a second stage financing with net proceeds in excess of $1.1 million; however, the maker of the note extended the terms. For the six months ended June 30, 2003 and 2002 the Company incurred interest expense in the amount of $0 and $3,366 respectively. Additional amounts due to Fifth Avenue Capital, Inc. at June 30, 2003 were $2,061,378. This amounts are included in due to shareholder in the accompanying balance sheet.

        Fifth Avenue Capital Advisors, Inc. ("Advisors"), a wholly-owned subsidiary of Fifth Avenue Capital, Inc., has entered into an agreement with the Company where Advisors will provide legal, accounting and other operational services to the Company for $5,000 per month plus 5% of net sales. For the six months ended June 30, 2003 and 2002 management and other fees charged to the Company by Advisors was $30,277 and $32,315 for each period respectively. In connection with the sale of the Company's common stock, if Advisors arranges for capital investments in the Company, the Company shall pay Advisors between 5 and 10 percent of the raised capital with the exact percentage determined on a case by case basis. For the Six months ended June 30, 2003 and 2002 there were no placement fees charged by Advisors to the Company. These amounts are included in due to shareholder in the accompanying balance sheet.

        Officers of the Company are being paid for services rendered to the Company. Such expenses incurred by the Company for six month periods ended June 30, 2003 and 2002 are $15,000 and $33,000, respectively. Amounts due to officers, directors and companys under their control at June 30, 2003, in connection with these services and including loans made by the officers to the Company, was $465,373, and is included in amounts due to related parties in the accompanying balance sheets.

Note 5—Subsequent Events

  Merger

        On August 20, 2003, the Company completed a Stock Purchase Agreement (the "Agreement") with Vital Living, Inc. ("Vital Living"), a publicly traded company, and the Company became a wholly owned subsidiary of Vital Living. Pursuant to the Agreement, the shareholders of the Company agreed to sell 100% of their common shares to Vital Living in exchange for 31,248,610 shares of rule 144 restricted Common Stock of Vital Living. The fair market value of the common stock received in the exchange was approximately $42.8 million on the date of closing. In contemplation of the closing, the Company converted SkyePharma's $5,750,000 of preferred stock, Fifth Avenue Capital's accounts payable of $1,948,974 and other payables totaling $684,124 into 7,314,592 shares of common stock of the Company.

  Sale of Convertible Preferred Stock and Development and License Agreement

        On August 20, 2003, the Company entered into an amendment to the License Agreement ("Amended License Agreement") with SkyePharma. Pursuant to the Amended License Agreement, the Company has designated five products with SkyeParma and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017 in exchange for $4,132,231 payable by the issuance of 2,140,111 shares of common stock. Conditionally, beginning January 1 2003 and for each year thereafter, the Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided Vital Living raises $4,000,000 (including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

        As part of the Amended License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutriceuticals, in the Peoples Republic of China, Taiwan and Hong Kong in exchange for $1,033,058 payable by the issuance of 535,028 shares of common stock. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

QuickLinks

SIGNATURE
Vital Living, Inc. Unaudited Pro Forma Combined Financial Statements
Vital Living, Inc. Unaudited Pro Forma Combined Balance Sheet June 30, 2003
Vital Living, Inc. Unaudited Pro Forma Combined Statement of Operations For the Six Months Ended June 30, 2003
Vital Living, Inc. Unaudited Pro Forma Combined Statement of Operations For the Six Months Ended June 30, 2002
Vital Living, Inc. Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 2002
VITAL LIVING, INC. Notes to Unaudited Pro Forma Combined Financial Statements

Independent Auditors' Report
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders' Equity (Deficit)
Consolidated Statements of Shareholders' Equity (Deficit)—(Continued)
Consolidated Statements of Cash Flows
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) Notes to Consolidated Financial Statements June 30, 2003
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company)

E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) Consolidated Balance Sheet (Unaudited) June 30, 2003
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) Consolidated Statements of Operations (Unaudited)
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) Consolidated Statements of Cash Flows (Unaudited)
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) Notes to Unaudited Consolidated Financial Statements June 30, 2003